EXHIBIT j.1




                         CONSENT OF INDEPENDENT AUDITORS





We consent to the use of our report dated February 26, 1999, on the financial statements of Pax World Money Market Fund, Inc. referred to in the Post-Effective Amendment. No. 6 to the Registration Statement on Form N-1A as filed with the Securities and Exchange Commission.




                                                    McGladrey & Pullen, LLP


New York, New York
May 25, 2000

                          INDEPENDENT AUDITOR'S REPORT


THE BOARD OF DIRECTORS AND SHAREHOLDERS
PAX WORLD MONEY MARKET FUND, INC.

We have audited the statement of changes in net assets and financial highlights of the Pax World Money Market Fund, Inc. for the period from May 27, 1998 (commencement of sales) to January 31, 1999. This financial statement and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement and the financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement and financial highlights referred to above present fairly, in all material respects, the changes in its net assets and the financial highlights of Pax World Money Market Fund, Inc. for the period indicated, in conformity with generally accepted accounting principles.



                                                     McGladrey & Pullen, LLP
New York, New York
February 26, 1999